Exhibit 10.2

CONFIDENTIAL TREATMENT

REQUESTED PURSUANT TO RULE 24b-2

United Contract No. 165824-2

July 6, 2004

Amendment No. 2 to

United Express® Agreement

between

United Air Lines, Inc.

and

Republic Airline, Inc.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES ACT OF 1933.  THE OMITTED MATERIALS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 2 TO

UNITED EXPRESS® AGREEMENT

This Amendment No. 2 (the “Amendment”) dated July 6, 2004, amends the United Express® Agreement, dated as of February 9, 2004 as previously amended (the “Agreement”), between UNITED AIR LINES, INC. (“United”), and Republic Airline, Inc. (“Contractor”).

WHEREAS, United and Contractor entered into the Agreement; and

WHEREAS, United and Contractor seek to amend the Agreement as and to the extent provided herein;

NOW, THEREFORE, in consideration of the foregoing premises, mutual covenants and obligations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Defined Terms.  All capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

2.             Assignment.  Contractor shall have the right to assign temporarily to Chautauqua Airlines, Inc. (“Chautauqua”) Contractor’s obligation to operate one or more of the aircraft to be operated by Contractor hereunder.  In the event Operator makes such assignment, it shall provide written notice(s) to United, as early in advance as possible, stating the aircraft to be operated by Chautauqua and the anticipated duration of such assignment, which shall be only until such time as such aircraft may be operated by Contractor.  In the event of such assignment, Chautauqua shall be responsible for all obligations of Contractor hereunder with respect to the assigned aircraft for the duration of the assignment, however, Contractor shall invoice United and United shall pay Contractor as if all services were provided by Contractor.  At the conclusion of such assignment, Contractor shall provide written notice to United, and Chautauqua shall have no further rights or obligations with respect to the operation of the temporarily assigned aircraft.

3.             Certification.  The last paragraph of Section II.B of the Agreement shall be deleted and replaced with the following:

“Contractor and Chautauqua shall each use its reasonable best efforts to obtain certification for either Contractor or Chautauqua by no later than October 17, 2004.  In the event that either Contractor or Chautauqua does not obtain such certificate by such date, Contractor shall pay United as liquidated damages, [*] for each day, as outlined on the table below, from such date, until the date that either Contractor or Chautauqua obtains such certificate, provided that if either Contractor or Chautauqua does not obtain such certificate by November 20, 2004, United shall have the right to terminate this Agreement, without liability to Contractor, Chautauqua or Republic due to such termination, by providing 5 days prior written notice to Contractor.  If by November 20, 2004 either Contractor or Chautauqua has not obtained such certificate, the parties may agree to extend such deadline, in which case Contractor will be obligated to pay delay fees to United at the same total charge per day until the earlier of (i) the date of such deadline, or (ii) the date on which either Contractor or Chautauqua obtains such certificate.

* Confidential

[*]”

4.             Appendix B.  Appendix B to the Agreement shall be deleted and replaced with the Revised Appendix B attached hereto.  In addition to the 20 firm aircraft listed on Appendix B, Contractor shall have the right to place into service under the Agreement an additional 3 ERJ-170 aircraft provided that such aircraft can be delivered prior to June 30, 2005.

5.             Miscellaneous.

A.            This Amendment constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes all previous agreements and understandings, oral and written, with respect to such specific matter and will not be modified, amended or terminated by mutual agreement or in any manner except by an instrument in writing, executed by the parties hereto.

B.            This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute a single instrument.

C.            Except as expressly amended herein, the Agreement shall remain in full force and effect.

* Confidential

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Agreement to be entered into and signed as of the day and year first above written.

REPUBLIC AIRLINE, INC.		UNITED AIR LINES, INC.

By:	/s/ Bryan K. Bedford	By:	/s/ Gregory T. Taylor
Name:	Bryan K. Bedford	Name:	Gregory T. Taylor
Title:	Chief Executive Officer	Title:	Senior Vice President Planning

CHAUTAUQUA AIRLINES, INC.

By:	/s/ Bryan K. Bedford
Name:	Bryan K. Bedford
Title:	Chief Executive Officer

APPENDIX B – Revised

RJ – 70 FLEET PLAN

Allocation

Delivery Dates	Units	In-Service	Spare	Total Deliveries
10/17/04	3	2	1	3
11/1/04	2	4	1	5
11/21/04	2	6	1	7
12/1/04	1	7	1	8
12/19/04	2	9	1	10
1/2/05	2	11	1	12
1/16/05	1	12	1	13
2/1/05	1	13	1	14
3/1/05	1	14	1	15
4/1/05	1	15	1	16
5/1/05	1	16	1	17
6/1/05	1	17	1	18
6/12/05	1	18	1	19
7/1/05	1	19	1	20
Total	20

Contractor shall not be liable for any delays resulting from verifiable manufacturer aircraft, delivery delays, and /or certification delays.

Contractor will have the option to deliver 3 additional RJ-170 aircraft to United, provided the aircraft can be delivered prior to June 30, 2005.